UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 2, 2024

TELIX QSAM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41337	20-1602779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9442 Capital of Texas Hwy N, Plaza 1, suite 500
Austin, Texas	78759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 512-343-4558

QSAM Biosciences, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
N/A	NA	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed, on February 7, 2024, QSAM Biosciences, Inc. (“QSAM” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Telix Pharmaceuticals Limited, an Australian public limited company (“Telix”), Cyclone Merger Sub I, Inc., a Delaware corporation and wholly-owned subsidiary of Telix (“Merger Sub I”), Cyclone Merger Sub II, Inc., a Delaware corporation and a direct and wholly-owned subsidiary of Telix (“Merger Sub II”) and David H. Clarke, as stockholder representative to the QSAM stockholders (the “QSAM Stockholder Representative”), pursuant to which, subject to the terms and conditions of the Merger Agreement, Telix will acquire QSAM through the merger of Merger Sub I with and into QSAM, with QSAM surviving as a direct, wholly-owned subsidiary of Telix (“First Merger”), and as part of the same overall transaction, QSAM will merge with and into Merger Sub II, at which time QSAM shall cease to exist and Merger Sub II will remain as the surviving corporation (“Second Merger”, collectively with First Merger, the “Merger”). The filing of the certificate of merger in connection with the First Merger is referred to hereinafter as the “First Effective Time”.

On May 2, 2024 (the “Closing Date”), the First Merger was consummated pursuant to the terms and conditions of the Merger Agreement. Each share of Common Stock, $0.0001 par value per share of QSAM (“Common Stock”), that was outstanding immediately prior to the Closing Date (excluding cancelled shares and any shares held by holders who have exercised their appraisal rights), was automatically converted into the right to receive (A) 1,744 validly issued, fully paid and non-assessable ordinary shares of Telix (“Telix Ordinary Shares”), and (B) 2,000 non-transferable contingent value rights (each a “CVR”) representing the right to receive one or more contingent payments, if any, upon the achievement of certain milestones, as set forth in the Contingent Value Rights Agreement by and among QSAM, Telix, the QSAM Stockholder Representative, and Equiniti Trust Company, LLC, as the rights agent.

Also on May 2, 2024, the Company effected a 1-for-2,000 reverse stock split of its issued and outstanding Common Stock, which was reported on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on even date hereof. In connection with the closing of the First Merger, each fractional share resulting from the Reverse Split was automatically exchanged for the right to receive (i) cash equal to $13,210.58 multiplied by the resulting fraction and (ii) one (1) CVR for each share of Common Stock that was converted into a fractional share (and not aggregated into a whole number of shares) pursuant to the Reverse Split.

The merger consideration described in the two immediately preceding paragraphs is expected to be distributed to QSAM stockholders (pre and post-Reverse Split), as promptly as possible after the closing of the Second Merger.

Pursuant to the terms of the Merger Agreement and the Reverse Split, the aggregate consideration paid by Telix pursuant to the Merger and the Reverse Split was equal to:

(i) USD $33.1 million, reduced by (a) the amount of certain of QSAM’s unpaid expenses, indebtedness, change-of-control bonuses, and other payables as of the closing of the Merger, (b) a fee equal to 5% of the aggregate closing consideration payable to QSAM’s licensor, IGL Pharma, Inc., and (c) 66,011 Telix Ordinary Shares, representing $500,000 divided by the Buyer Stock Price (as defined in the Merger Agreement), as a source of recovery for post-closing purchase price adjustments; and

(ii) contingent value rights which represent the right to receive contingent payments of up to USD $90 million in the aggregate, in cash and/or Telix Ordinary Shares, without interest, upon the achievement of certain milestones.

The description of the Merger Agreement and related transactions (including, without limitation, the Merger) in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to QSAM’s Current Report on Form 8-K filed with the SEC on February 8, 2024 and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As described in the Introductory Note, which is incorporated by reference in this Item 2.01, on the Closing Date, the First Merger was completed pursuant to the terms and conditions of the Merger Agreement.

Item 3.03.	Material Modification to Rights of Security Holders.

The information contained in the Introductory Note and under Item 2.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

The information contained in the Introductory Note, Item 2.01, Item 3.03 and Item 5.02 are incorporated by reference in this Item 5.01.

As a result of the consummation of the First Merger, at Closing Date, a change in control of QSAM occurred when QSAM merged with and into Merger Sub I and QSAM became the surviving corporation and a wholly-owned subsidiary of Telix.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, pursuant to the terms of the Merger Agreement, on the Closing Date, C. Richard Piazza, Douglas R. Baum, Charles J. Link, Jr., Adriann Sax, each resigned and ceased serving as directors of QSAM. These resignations were not a result of any disagreement between QSAM and any of such directors on any matter relating to QSAM’s operations, policies, or practices. Following the Closing Date, Kevin Richardson and Darren Smith became the directors of the surviving corporation.

Also on the Closing Date, each of Douglas Baum, QSAM’s Chief Executive Officer, C. Richard Piazza, QSAM’s Executive chairman, Adam King, QSAM’s Chief Financial Officer, and Christopher Nelson, QSAM’s General Counsel, ceased to be an executive officer of QSAM.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Merger:

As mentioned above, at the First Effective Time, QSAM merged with and into Merger Sub I, with QSAM as the surviving corporation. At First Effective Time, QSAM’s Amended and Restated Certificate of Incorporation was amended and restated, pursuant to which QSAM was renamed to Telix QSAM, Inc. (“Second Amended and Restated Certificate of Incorporation”). At the First Effective Time, QSAM’s Amended and Restated Bylaws were amended and restated in the form of the bylaws of Merger Sub I as in effect immediately prior to the First Effective Time (with appropriate name change) (“Second Amended and Restated Bylaws”). The Second Amended and Restated Certificate of Incorporation and the Second Amended and Restated Bylaws are attached hereto as Exhibits 3.1 and 3.2 respectively, and incorporated herein by reference.

FINRA:

The Company’s Common Stock is quoted on the OTCQB platform of OTC Markets. The Company had filed a corporate action with Financial Industry Regulatory Authority (“FINRA”) pursuant to Rule 6490 in connection with the Reverse Split and Merger. FINRA announced the Reverse Stock Split and Merger on May 2, 2024, following which the Company’s Common Stock will be removed from OTCQB platform and will cease trading approximately May 3, 2024.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of February 7, 2024 by and among Telix Pharmaceuticals Limited, Cyclone Merger Sub I, Inc., Cyclone Merger Sub II, Inc., QSAM Biosciences, Inc., and David H. Clarke (incorporated by reference to Exhibit 2.1 to QSAM’s Report on Form 8-K filed on February 8, 2024).

3.1	Second Amended and Restated Certificate of Incorporation of Telix QSAM, Inc.

3.2	Second Amended and Restated Bylaws of Telix QSAM, Inc.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 2, 2024	TELIX QSAM, INC. (Formerly QSAM Biosciences, Inc.)

	By:	/s/ Christopher Nelson
Christopher Nelson, Assistant Secretary